Exhibit 4(d)



                              APPALACHIAN POWER COMPANY


                                         AND


                                BANKERS TRUST COMPANY,


                                      AS TRUSTEE


                                 --------------------


                                      INDENTURE


                              Dated as of ______________




                                CROSS-REFERENCE TABLE


              Section of
          Trust Indenture Act                          Section of
          of 1939, as amended                           Indenture

           310(a)  . . . . . . . . . . . . . . . . . . . .   7.09
           310(b)  . . . . . . . . . . . . . . . . . . . .   7.08
                   . . . . . . . . . . . . . . . . . . . .   7.10
           310(c)  . . . . . . . . . . . . . . . . . . . .  Inapplicable
           311(a)  . . . . . . . . . . . . . . . . . . . .   7.13
           311(b)  . . . . . . . . . . . . . . . . . . . .   7.13
           311(c)  . . . . . . . . . . . . . . . . . . . .  Inapplicable
           312(a)  . . . . . . . . . . . . . . . . . . . .   5.01
                   . . . . . . . . . . . . . . . . . . . .   5.02(a)
           312(b)  . . . . . . . . . . . . . . . . . . . .   5.02(c)
                   . . . . . . . . . . . . . . . . . . . .   5.02(d)
           312(c)  . . . . . . . . . . . . . . . . . . . .   5.02(e)
           313(a)  . . . . . . . . . . . . . . . . . . . .   5.04(a)
           313(b)  . . . . . . . . . . . . . . . . . . . .   5.04(b)
           313(c)  . . . . . . . . . . . . . . . . . . . .   5.04(a)
                   . . . . . . . . . . . . . . . . . . . .   5.04(b)
           313(d)  . . . . . . . . . . . . . . . . . . . .   5.04(c)
           314(a)  . . . . . . . . . . . . . . . . . . . .   5.03
           314(b)  . . . . . . . . . . . . . . . . . . . .  Inapplicable
           314(c)  . . . . . . . . . . . . . . . . . . . .  13.06(a)
           314(d)  . . . . . . . . . . . . . . . . . . . .  Inapplicable
           314(e)  . . . . . . . . . . . . . . . . . . . .  13.06(b)
           314(f)  . . . . . . . . . . . . . . . . . . . .  Inapplicable
           315(a)  . . . . . . . . . . . . . . . . . . . .   7.01(a)
                   . . . . . . . . . . . . . . . . . . . .   7.02
           315(b)  . . . . . . . . . . . . . . . . . . . .   6.07
           315(c)  . . . . . . . . . . . . . . . . . . . .   7.01(a)
           315(d)  . . . . . . . . . . . . . . . . . . . .   7.01(b)
           315(e)  . . . . . . . . . . . . . . . . . . . .   6.08
           316(a)  . . . . . . . . . . . . . . . . . . . .   6.06
                   . . . . . . . . . . . . . . . . . . . .   8.04
           316(b)  . . . . . . . . . . . . . . . . . . . .   6.04
           316(c)  . . . . . . . . . . . . . . . . . . . .   8.01
           317(a)  . . . . . . . . . . . . . . . . . . . .   6.02
           317(b)  . . . . . . . . . . . . . . . . . . . .   4.03
           318(a)  . . . . . . . . . . . . . . . . . . . .  13.08




                                  TABLE OF CONTENTS

               This  Table  of Contents  does  not constitute  part  of the
               Indenture  and   should  not  have  any   bearing  upon  the
               interpretation of any of its terms or provisions

                                      RECITALS:

               Purpose of Indenture . . . . . . . . . . . . . . . . . . . 1
               Compliance with legal requirements . . . . . . . . . . . . 1
               Purpose of and consideration for Indenture . . . . . . . . 1

          ARTICLE ONE - DEFINITIONS

               Section 1.01

                    Certain terms defined, other terms defined in the Trust Indenture Act of 1939, as amended, or by reference therein in the Securities Act of 1933, as amended, to have the meanings assigned therein

                    Affiliate . . . . . . . . . . . . . . . . . . . . . . 2
                    Authenticating Agent  . . . . . . . . . . . . . . . . 2
                    Board of Directors  . . . . . . . . . . . . . . . . . 2
                    Board Resolution  . . . . . . . . . . . . . . . . . . 3
                    Business Day  . . . . . . . . . . . . . . . . . . . . 3
                    Certificate . . . . . . . . . . . . . . . . . . . . . 3
                    Commission  . . . . . . . . . . . . . . . . . . . . . 3
                    Company . . . . . . . . . . . . . . . . . . . . . . . 3
                    Company Order . . . . . . . . . . . . . . . . . . . . 3
                    Corporate Trust Office  . . . . . . . . . . . . . . . 3
                    Default . . . . . . . . . . . . . . . . . . . . . . . 4
                    Depository  . . . . . . . . . . . . . . . . . . . . . 4
                    Event of Default  . . . . . . . . . . . . . . . . . . 4
                    Global Note . . . . . . . . . . . . . . . . . . . . . 4
                    Governmental Obligations  . . . . . . . . . . . . . . 4
                    Indenture . . . . . . . . . . . . . . . . . . . . . . 5
                    Interest Payment Date . . . . . . . . . . . . . . . . 5
                    Note  . . . . . . . . . . . . . . . . . . . . . . . . 5
                    Noteholder  . . . . . . . . . . . . . . . . . . . . . 5
                    Officers' Certificate . . . . . . . . . . . . . . . . 5
                    Opinion of Counsel  . . . . . . . . . . . . . . . . . 5
                    Original Issue Date . . . . . . . . . . . . . . . . . 5
                    Outstanding . . . . . . . . . . . . . . . . . . . . . 6
                    Predecessor Note  . . . . . . . . . . . . . . . . . . 6
                    Responsible Officer . . . . . . . . . . . . . . . . . 6
                    Trustee . . . . . . . . . . . . . . . . . . . . . . . 6
                    Trust Indenture Act . . . . . . . . . . . . . . . . . 7

          ARTICLE TWO - ISSUE, DESCRIPTION, TERMS, EXECUTION,
          REGISTRATION AND EXCHANGE OF NOTES

               Section 2.01
                    Designation, terms, amount, authentication
                    and delivery of Notes . . . . . . . . . . . . . . . . 7

               Section 2.02
                    Form of Note and Trustee's certificate  . . . . . . . 8

               Section 2.03
                    Date and denominations of Notes,
                    and provisions for payment of principal,
                    premium and interest  . . . . . . . . . . . . . . . . 8

               Section 2.04
                    Execution of Notes  . . . . . . . . . . . . . . . .  10

               Section 2.05
                    Exchange of Notes . . . . . . . . . . . . . . . . .  11
                    (a)  Registration and transfer
                         of Notes . . . . . . . . . . . . . . . . . . .  11
                    (b)  Note Register; Notes to be accompanied
                         by proper instruments of transfer  . . . . . .  11
                    (c)  Charges upon exchange, transfer or
                         registration of Notes  . . . . . . . . . . . .  12
                    (d)  Restrictions on transfer or
                         exchange at time of redemption . . . . . . . .  12

               Section 2.06
                    Temporary Notes . . . . . . . . . . . . . . . . . .  12

               Section 2.07
                    Mutilated, destroyed, lost or
                    stolen Notes  . . . . . . . . . . . . . . . . . . .  12

               Section 2.08
                    Cancellation of surrendered Notes . . . . . . . . .  13

               Section 2.09
                    Provisions of Indenture and Notes
                    for sole benefit of parties and
                    Noteholders . . . . . . . . . . . . . . . . . . . .  14

               Section 2.10
                    Appointment of Authenticating Agent . . . . . . . .  14

               Section 2.11
                    Global Note . . . . . . . . . . . . . . . . . . . .  14
                    (a)  Authentication and Delivery;
                         Legend . . . . . . . . . . . . . . . . . . . .  14
                    (b)  Transfer of Global Note  . . . . . . . . . . .  15
                    (c)  Issuance of Notes in
                         Definitive Form  . . . . . . . . . . . . . . .  15

          ARTICLE THREE - REDEMPTION OF NOTES AND
          SINKING FUND PROVISIONS

               Section 3.01
                    Redemption of Notes . . . . . . . . . . . . . . . .  16

               Section 3.02
                    (a)  Notice of redemption . . . . . . . . . . . . .  16
                    (b)  Selection of Notes in case
                         less than all Notes to be
                         redeemed . . . . . . . . . . . . . . . . . . .  16

               Section 3.03
                    (a)  When Notes called for
                         redemption become due and payable  . . . . . .  17
                    (b)  Receipt of new Note upon
                         partial payment  . . . . . . . . . . . . . . .  17

               Section 3.04
                    Sinking Fund for Notes  . . . . . . . . . . . . . .  18

               Section 3.05
                    Satisfaction of Sinking Fund
                    Payments with Notes . . . . . . . . . . . . . . . .  18

               Section 3.06
                    Redemption of Notes for
                    Sinking Fund  . . . . . . . . . . . . . . . . . . .  18

          ARTICLE FOUR - PARTICULAR COVENANTS OF THE COMPANY

               Section 4.01
                    Payment of principal (and premium
                    if any) and interest on Notes . . . . . . . . . . .  19

               Section 4.02
                    Maintenance of office or agency for
                    payment of Notes, designation of
                    office or agency for payment,
                    registration, transfer and exchange
                    of Notes  . . . . . . . . . . . . . . . . . . . . .  19

               Section 4.03
                    (a)  Duties of paying agent . . . . . . . . . . . .  19
                    (b)  Company as paying agent  . . . . . . . . . . .  20
                    (c)  Holding sums in trust  . . . . . . . . . . . .  20

               Section 4.04
                    Appointment to fill vacancy in
                    office of Trustee . . . . . . . . . . . . . . . . .  20

               Section 4.05
                    Restriction on consolidation,
                    merger or sale  . . . . . . . . . . . . . . . . . .  20

          ARTICLE FIVE - NOTEHOLDERS' LISTS AND REPORTS
          BY THE COMPANY AND THE TRUSTEE

               Section 5.01
                    Company to furnish Trustee information
                    as to names and addresses of
                    Noteholders . . . . . . . . . . . . . . . . . . . .  21

               Section 5.02
                    (a)  Trustee to preserve information
                         as to names and addresses of
                         Noteholders received by it
                         in capacity of paying agent  . . . . . . . . .  21
                    (b)  Trustee may destroy list of
                         Noteholders on certain
                         conditions . . . . . . . . . . . . . . . . . .  21
                    (c)  Trustee to make information as to
                         names and addresses of Noteholders
                         available to "applicants" to mail
                         communications to Noteholders in
                         certain circumstances  . . . . . . . . . . . .  21
                    (d)  Procedure if Trustee elects not to
                         make information available to
                         applicants . . . . . . . . . . . . . . . . . .  22
                    (e)  Company and Trustee not accountable
                         for disclosure of information  . . . . . . . .  22

               Section 5.03
                    (a)  Annual and other reports to be filed
                         by Company with Trustee  . . . . . . . . . . .  22
                    (b)  Additional information and reports
                         to be filed with Trustee and
                         Securities and Exchange Commission . . . . . .  23
                    (c)  Summaries of information and reports
                         to be transmitted by Company to
                         Noteholders  . . . . . . . . . . . . . . . . .  23
                    (d)  Annual Certificate to be furnished
                         to Trustee . . . . . . . . . . . . . . . . . .  23

               Section 5.04
                    (a)  Trustee to transmit annual report
                         to Noteholders . . . . . . . . . . . . . . . .  23
                    (b)  Trustee to transmit certain further
                         reports to Noteholders . . . . . . . . . . . .  24
                    (c)  Copies of reports to be filed with
                         stock exchanges and Securities and
                         Exchange Commission  . . . . . . . . . . . . .  25

          ARTICLE SIX - REMEDIES OF THE TRUSTEE AND
          NOTEHOLDERS ON EVENT OF DEFAULT

               Section 6.01
                    (a)  Events of default defined  . . . . . . . . . .  25
                    (b)  Acceleration of maturity
                         upon Event of Default  . . . . . . . . . . . .  26
                    (c)  Waiver of default and rescission
                         of declaration of maturity . . . . . . . . . .  26
                    (d)  Restoration of former position
                         and rights upon curing default . . . . . . . .  27

               Section 6.02
                    (a)  Covenant of Company to pay to
                         Trustee whole amount due on
                         Notes on default in payment
                         of interest or principal (and
                         premium, if any) . . . . . . . . . . . . . . .  27
                    (b)  Trustee may recover judgment for
                         whole amount due on Notes on
                         failure of Company to pay  . . . . . . . . . .  28
                    (c)  Billing of proof of claim by Trustee
                         in bankruptcy, reorganization or
                         receivership proceeding  . . . . . . . . . . .  28
                    (d)  Rights of action and of asserting
                         claims may be enforced by Trustee
                         without possession of Notes  . . . . . . . . .  28

               Section 6.03
                    Application of monies collected by Trustee  . . . .  29

               Section 6.04
                    Limitation on suits by holders of Notes . . . . . .  29

               Section 6.05
                    (a)  Remedies Cumulative  . . . . . . . . . . . . .  30
                    (b)  Delay or omission in exercise
                         of rights not waiver of default  . . . . . . .  30

               Section 6.06
                    Rights of holders of majority in
                    principal amount of Notes to
                    direct trustee and to waive defaults  . . . . . . .  30

               Section 6.07
                    Trustees to give notice of defaults
                    known to it, but may withhold in
                    certain circumstances . . . . . . . . . . . . . . .  31

               Section 6.08
                    Requirements of an undertaking to pay
                    costs in certain suits under Indenture
                    or against Trustee  . . . . . . . . . . . . . . . .  32

          ARTICLE SEVEN - CONCERNING THE TRUSTEE

               Section 7.01
                    (a)  Upon Event of Default occurring and
                         continuing, Trustee shall exercise powers
                         vested in it, and use same degree of
                         care and skill in their exercise, as
                         prudent individual will use  . . . . . . . . .  32
                    (b)  Trustee not relieved from liability
                         for negligence or willful misconduct
                         except as provided in this section . . . . . .  33
                         (1)  Prior to Event of Default and
                              after the curing of all Events of
                              Default which may have occurred
                              (i)  Trustee not liable except for
                                   performance of duties specifically
                                   set forth
                              (ii) In absence of bad faith, Trustee
                                   may conclusively rely on
                                   certificates or opinions furnished
                                   it hereunder,subject to duty to
                                   examine the same if specifically
                                   required to be furnished to it
                         (2) Trustee not liable for error of judgment made in good faith by Responsible Officer unless Trustee negligent
                         (3) Trustee not liable for action or non-action in accordance with direction of holders of majority in principal amount of Notes
                         (4) Trustee need not expend own funds without adequate indemnity

               Section 7.02
                    Subject to provisions of Section 7.01:
                    (a)  Trustee may rely on documents believed
                         genuine and properly signed or presented . . .  34
                    (b)  Sufficient evidence by certain
                         instruments provided for . . . . . . . . . . .  34
                    (c)  Trustee may consult with counsel and act
                         on advice or Opinion of Counsel  . . . . . . .  34
                    (d)  Trustee may require indemnity from
                         Noteholders  . . . . . . . . . . . . . . . . .  34
                    (e)  Trustee not liable for actions in good
                         faith believed to be authorized  . . . . . . .  34
                    (f)  Trustee not bound to investigate facts or
                         matters stated in certificates, etc. unless
                         requested in writing by Noteholders  . . . . .  34
                    (g)  Trustee may perform duties directly or
                         through agents or attorneys  . . . . . . . . .  35
                    (h)  Permissive rights of Trustee . . . . . . . . .  35

               Section 7.03
                    (a)  Trustee not liable for recitals in
                         Indenture or in Notes  . . . . . . . . . . . .  35
                    (b)  No representations by Trustee as to
                         validity or Indenture or of Notes  . . . . . .  35
                    (c)  Trustee not accountable for use of
                         Notes or proceeds  . . . . . . . . . . . . . .  35

               Section 7.04
                    Trustee, paying agent or Note
                    Registrar may own Notes . . . . . . . . . . . . . .  35

               Section 7.05
                    Monies received by Trustee to be held
                    in Trust without interest . . . . . . . . . . . . .  36

               Section 7.06
                    (a)  Trustee entitled to compensation,
                         reimbursement and indemnity  . . . . . . . . .  36
                    (b)  Obligations to Trustee to be
                         secured by lien prior to
                         Notes  . . . . . . . . . . . . . . . . . . . .  36
                    (c)  Survival of Obligations  . . . . . . . . . . .  36

               Section 7.07
                    Right of Trustee to rely on certificate
                    of officers of Company where no other
                    evidence specifically prescribed  . . . . . . . . .  36

               Section 7.08
                    Trustee acquiring conflicting interest
                    to eliminate conflict or resign . . . . . . . . . .  37

               Section 7.09
                    Requirements for eligibility of
                    trustee . . . . . . . . . . . . . . . . . . . . . .  37

               Section 7.10
                    (a)  Resignation of Trustee and
                         appointment of successor . . . . . . . . . . .  37
                    (b)  Removal of Trustee by Company
                         or by court on Noteholders'
                         application  . . . . . . . . . . . . . . . . .  38
                    (c)  Removal of Trustee by holders
                         of majority in principal amount
                         of Notes . . . . . . . . . . . . . . . . . . .  38
                    (d)  Time when resignation or removal
                         of Trustee effective . . . . . . . . . . . . .  38
                    (e)  One Trustee for each series  . . . . . . . . .  39

               Section 7.11
                    (a)  Acceptance by successor Trustee  . . . . . . .  39
                    (b)  Trustee with respect to less than
                         all series . . . . . . . . . . . . . . . . . .  39
                    (c)  Company to confirm Trustee's rights  . . . . .  40
                    (d)  Successor Trustee to be qualified  . . . . . .  40
                    (e)  Notice of succession . . . . . . . . . . . . .  40

               Section 7.12
                    Successor to Trustee by merger, consolidation
                    of succession to business . . . . . . . . . . . . .  40

               Section 7.13
                    Limitations on rights of Trustee as a
                    creditor to obtain payment of certain
                    claims  . . . . . . . . . . . . . . . . . . . . . .  40

          ARTICLE EIGHT - CONCERNING THE NOTEHOLDERS

               Section 8.01
                    Evidence of action by Noteholders . . . . . . . . .  41

               Section 8.02
                    Proof of execution of instruments and of
                    holding of Notes  . . . . . . . . . . . . . . . . .  41

               Section 8.03
                    Who may be deemed owners of Notes . . . . . . . . .  42

               Section 8.04
                    Notes owned by Company or controlled
                    or controlling companies disregarded for
                    certain purposes  . . . . . . . . . . . . . . . . .  42

               Section 8.05
                    Instruments executed by Noteholders
                    bind future holders . . . . . . . . . . . . . . . .  42

          ARTICLE NINE - SUPPLEMENTAL INDENTURES

               Section 9.01
                    Purposes for which supplemental indenture
                    may be entered into without consent of
                    Noteholders . . . . . . . . . . . . . . . . . . . .  43

               Section 9.02
                    Modification of Indenture with consent
                    of Noteholders  . . . . . . . . . . . . . . . . . .  44

               Section 9.03
                    Effect of supplemental indentures . . . . . . . . .  45

               Section 9.04
                    Notes may bear notation of changes
                    by supplemental indentures  . . . . . . . . . . . .  45

               Section 9.05
                    Opinion of Counsel  . . . . . . . . . . . . . . . .  45

          ARTICLE TEN - CONSOLIDATION, MERGER AND SALE

               Section 10.01
                    Consolidations or mergers of Company
                    and sales or conveyances of property
                    of Company permitted  . . . . . . . . . . . . . . .  46

               Section 10.02
                    (a)  Rights and duties of successor company . . . .  46
                    (b)  Appropriate changes may be made in
                         phraseology and form of Notes  . . . . . . . .  47
                    (c)  Company may consolidate or merge into
                         itself or acquire properties of other
                         corporations . . . . . . . . . . . . . . . . .  47

               Section 10.03
                    Opinion of Counsel  . . . . . . . . . . . . . . . .  47

          ARTICLE ELEVEN - SATISFACTION AND DISCHARGE OF INDENTURE:
          UNCLAIMED MONIES

               Section 11.01
                    Defeasance and conditions to defeasance . . . . . .  47

               Section 11.02
                    Application by Trustee of funds deposited
                    for payment of Notes  . . . . . . . . . . . . . . .  48

               Section 11.03
                    Repayment of monies held by paying agent  . . . . .  49

               Section 11.04
                    Repayment of monies held by Trustee . . . . . . . .  49

               Section 11.05
                    Delivery of Officer's Certificate
                    and Opinion of Counsel  . . . . . . . . . . . . . .  49

          ARTICLE TWELVE - IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

               Section 12.01
                    Incorporators, Stockholders, officers and
                    directors of Company exempt from individual
                    liability . . . . . . . . . . . . . . . . . . . . .  49

          ARTICLE THIRTEEN - MISCELLANEOUS PROVISIONS

               Section 13.01
                    Successors and assigns of Company
                    bound by Indenture  . . . . . . . . . . . . . . . .  50

               Section 13.02
                    Acts of board, committee or officer
                    of successor company valid  . . . . . . . . . . . .  50

               Section 13.03
                    Surrender of powers by Company  . . . . . . . . . .  50

               Section 13.04
                    Required notices or demands may by
                    served by mail  . . . . . . . . . . . . . . . . . .  50

               Section 13.05
                    Indenture and Notes to be construed
                    in accordance with laws of the State
                    of New York . . . . . . . . . . . . . . . . . . . .  51

               Section 13.06
                    (a)  Officers' Certificate and Opinion of
                         Counsel to be furnished upon applications
                         or demands by company  . . . . . . . . . . . .  51
                    (b)  Statements to be included in each
                         certificate or opinion with respect
                         to compliance with condition or covenant . . .  51

               Section 13.07
                    Payments due on non-business days . . . . . . . . .  51

               Section 13.08
                    Provisions required by Trust Indenture
                    Act of 1939 to control  . . . . . . . . . . . . . .  51

               Section 13.09
                    Indenture may be executed in counterparts . . . . .  51

               Section 13.10
                    Separability of Indenture provisions  . . . . . . .  52

               Section 13.11
                    Assignment by Company to subsidiary . . . . . . . .  52


          ACCEPTANCE OF TRUST BY TRUSTEE  . . . . . . . . . . . . . . .  52

          TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . .  52

          SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . .  52

          ACKNOWLEDGEMENTS  . . . . . . . . . . . . . . . . . . . . . .  53



               THIS INDENTURE, dated as of the ___ day of _________, 199_, between APPALACHIAN POWER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter sometimes referred to as the "Company"), and BANKERS TRUST COMPANY, a corporation of the State of New York, as trustee (hereinafter sometimes referred to as the "Trustee"):

               WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured promissory notes
          (hereinafter referred to as the "Notes"), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided, as registered Notes without coupons, to be authenticated by the certificate of the Trustee, and which will rank pari passu with all other unsecured and unsubordinated debt of the Company;

               WHEREAS, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture;

               WHEREAS, the Notes and the certificate of authentication to be borne by the Notes (the "Certificate of Authentication") are to be substantially in such forms as may be approved by a Company Order (as defined below), or set forth in any indenture supplemental to this Indenture;

               AND WHEREAS, all acts and things necessary to make the Notes issued pursuant hereto, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed or will be done and performed prior to the issuance of such Notes, and the execution of this Indenture has been and the issuance hereunder of the Notes has been or will be prior to issuance in all respects duly authorized, and the Company, in the exercise of the legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Notes;

               NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               That in order to declare the terms and conditions upon which the Notes are and are to be authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Notes by the holders thereof and of the sum of one dollar ($1.00) to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit (subject to the provisions of this Indenture) of the respective holders from time to time of the Notes, without any discrimination, preference or priority of any one Note over any other by reason of priority in the time of issue, sale or negotiation thereof, or otherwise, except as provided herein, as follows:


                                     ARTICLE ONE
                                     DEFINITIONS

               SECTION 1.01. The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture, any resolution of the Board of Directors of the Company and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

          Affiliate:

          The term "Affiliate" of the Company shall mean any company at least a majority of whose outstanding voting stock shall at the time be owned by the Company, or by one or more direct or indirect subsidiaries of or by the Company and one or more direct or indirect subsidiaries of the Company. For the purposes only of this definition of the term "Affiliate", the term "voting stock", as applied to the stock of any company, shall mean stock of any class or classes having ordinary voting power for the election of a majority of the directors of such company, other than stock having such power only by reason of the occurrence of a contingency.

          Authenticating Agent:

          The term "Authenticating Agent" shall mean an authenticating agent with respect to all or any of the series of Notes, as the case may be, appointed with respect to all or any series of the Notes, as the case may be, by the Trustee pursuant to Section 2.10.

          Board of Directors or Board:

          The term "Board of Directors" or "Board" shall mean the Board of Directors of the Company, or any duly authorized committee of such Board.

          Board Resolution:

          The term "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

          Business Day:

          The term "business day", with respect to any series of Notes, shall mean any day other than a day on which banking institutions in the Borough of Manhattan, the City and State of New York, are authorized or obligated by law or executive order to close.

          Certificate:

          The term "Certificate" shall mean a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company. The Certificate need not comply with the provisions of Section 13.06.

          Commission:

          The term "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

          Company:

          The term "Company" shall mean Appalachian Power Company, a corporation duly organized and existing under the laws of Virginia, and, subject to the provisions of Article Ten, shall also include its successors and assigns.

          Company Order:

          The term "Company Order" shall mean a written order signed in the name of the Company by the Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer, and the Secretary or an Assistant Secretary of the Company, pursuant to Board delegation establishing a series of Notes.

          Corporate Trust Office:

          The term "Corporate Trust Office" shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Indenture is located at Four Albany Street, New York, New York.

          Default:

          The term "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          Depository:

          The term "Depository" shall mean, with respect to Notes of any series, for which the Company shall determine that such Notes will be issued as a Global Note, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.01 or 2.11.

          Event of Default:

          The term "Event of Default" with respect to Notes of a particular series shall mean any event specified in Section 6.01, continued for the period of time, if any, therein designated.

          Global Note:

          The term "Global Note" shall mean, with respect to any series of Notes, a Note executed by the Company and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depository or its nominee.

          Governmental Obligations:

          The term "Governmental Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depository receipt.

          Indenture:

          The term "Indenture" shall mean this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

          Interest Payment Date:

          The term "Interest Payment Date" when used with respect to any installment of interest on a Note of a particular series shall mean the date specified in such Note or in a Board Resolution, Company Order or an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Notes of that series is due and payable.

          Note or Notes:

          The term "Note" or "Notes" shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

          Noteholder:

          The term "Noteholder", "holder of Notes" or "registered holder" shall mean the person or persons in whose name or names a particular Note shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

          Officers' Certificate:

          The term "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer and by the Secretary or Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

          Opinion of Counsel:

          The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel for the Company. Each such opinion shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

          Original Issue Date:

          The term "Original Issue Date" shall mean for a Note, or portions thereof, the date upon which it, or such portion, was issued by the Company pursuant to this Indenture and authenticated by the Trustee (other than in connection with a transfer, exchange or substitution).

          Outstanding:

          The term "outstanding", when used with reference to Notes of any series, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes of that series theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Notes theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or which have previously been canceled; (b) Notes or portions thereof for the payment or redemption of which monies or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Notes or portions of such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07.

          Predecessor Note:

          The term "Predecessor Note" of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under
          Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

          Responsible Officer:

          The term "Responsible Officer" when used with respect to the Trustee shall mean the chairman of the board of directors, the president, any vice president, the secretary, the treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          Trustee:

          The term "Trustee" shall mean Bankers Trust Company, and, subject to the provisions of Article Seven, shall also include its successors and assigns, and, if at any time there is more than one person acting in such capacity hereunder, "Trustee" shall mean each such person. The term "Trustee" as used with respect to a particular series of the Notes shall mean the trustee with respect to that series.

          Trust Indenture Act:

          The term "Trust Indenture Act", subject to the provisions of Sections 9.01, 9.02, and 10.01, shall mean the Trust Indenture Act of 1939, as amended and in effect at the date of execution of this Indenture.


                                     ARTICLE TWO

                        ISSUE, DESCRIPTION, TERMS, EXECUTION,
                          REGISTRATION AND EXCHANGE OF NOTES

               SECTION 2.01. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

               The Notes may be issued from time to time in one or more series. Each series shall be authorized by a Company Order pursuant to Board delegation or one or more indentures supplemental hereto, that establishes the terms of the series, which may include the following: (i) any limitations on the aggregate principal amount of the Notes to be issued as part of such series; (ii) the Original Issue Date or Dates for such series; (iii) the stated maturity of such series; (iv) the Interest Payment Dates for such series of Notes; (v) the interest rate or rates, or method of calculation of such rate or rates, for such series; (vi) the terms, if any, regarding the optional or mandatory redemption of such series, including redemption date or dates of such series, if any, and the price or prices applicable to such redemption (including any premium); (vii) whether or not the Notes of such series shall be issued in whole or in part in the form of a Global Note and, if so, the Depositary for such Global Note; (viii) the designation of such series; (ix) the form of the Notes of such series; (x) the maximum annual interest rate, if any, of the Notes permitted for such series; (xi) any other information necessary to complete the Notes of such series; (xii) the establishment of any office or agency pursuant to Section 4.02 hereof; (xiii) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the Notes of the series shall be issuable; and (xiv) any other terms of such series not inconsistent with this Indenture.

               All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Company Order or in any indentures supplemental hereto.

               If any of the terms of the series are established by action taken pursuant to a Company Order, a copy of an appropriate record of Board action shall be certified by the Secretary or an Assistant Secretary of the Company.

               SECTION 2.02. The Notes of any series and the Trustee's certificate of authentication to be borne by such Notes shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in a Company Order, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Notes of that series may be listed or of the Depository, or to conform to usage.

               SECTION 2.03. The Notes shall be issuable as registered Notes and in the denominations of $1,000 or any integral multiple thereof, subject to Section 2.01(xiii). The Notes of a particular series shall bear interest payable on the dates and at the rate or rates specified with respect to that series. The principal of and the interest on the Notes of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency of the United States of America which at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose. Each Note shall be dated the date of its authentication.

               The interest installment on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Notes of that series shall be paid to the person in whose name said Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such interest installment, except that interest payable on redemption or maturity shall be payable as set forth in the Company Order or indenture supplemental hereto establishing the terms of such series of Notes.

               Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Notes of the same series (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause
          (2) below:

                    (1) The Company may make payment of any Defaulted Interest on Notes to the persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Noteholder at his or her address as it appears in the Note Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names such Notes (or their respective Predecessor Notes) are registered on such special record date and shall be no longer payable pursuant to the following clause (2).

                    (2)  The Company  may  make payment  of  any  Defaulted
               Interest on any Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

               Unless otherwise set forth in a Company Order or one or more indentures supplemental hereto establishing the terms of any series of Notes pursuant to Section 2.01 hereof, the term "regular record date" as used in this Section with respect to a series of Notes with respect to any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a business day.

               Subject to the foregoing provisions of this Section, each Note of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

               SECTION 2.04.  The Notes shall, subject to the provisions of
          Section 2.06, be printed on steel engraved borders or fully or partially engraved, or legibly typed, as the proper officer of the Company may determine, and shall be signed on behalf of the Company by its Chairman of the Board, its President, its Treasurer or one of its Vice Presidents. The signature of the Chairman of the Board, the President, Treasurer or a Vice President upon the Notes, may be in the form of a facsimile signature of a present or any future Chairman of the Board, President, Treasurer or Vice President and may be imprinted or otherwise reproduced on the Notes and for that purpose the Company may use the facsimile signature of any person who shall have been a Chairman of the Board, President, Treasurer or Vice President, notwithstanding the fact that at the time the Notes shall be authenticated and delivered or disposed of such person shall have ceased to be the Chairman of the Board, President, Treasurer or a Vice President of the Company, as the case may be.

               Only such Notes as shall bear thereon a Certificate of Authentication substantially in the form established for such Notes, executed manually by an authorized signatory of the Trustee, or by any Authenticating Agent with respect to such Notes, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate executed by the Trustee, or by any Authenticating Agent appointed by the Trustee with respect to such Notes, upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

               At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

               In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

               The Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

               SECTION 2.05. (a) Notes of any series may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose, for other Notes of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Notes so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Note or Notes of the same series which the Noteholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

               (b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, the City and State of New York, or such other location designated by the Company a register or registers (herein referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Notes and the transfers of Notes as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Notes and transfer of Notes as herein provided shall be appointed as authorized by Board Resolution or Company Order (the "Note Registrar").

               Upon surrender for transfer of any Note at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City and State of New York, or other location as aforesaid, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Note or Notes of the same series as the Note presented for a like aggregate principal amount.

               All Notes presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Note Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Note Registrar, duly executed by the registered holder or by his duly authorized attorney in writing.

               (c) No service charge shall be made for any exchange or registration of transfer of Notes, or issue of new Notes in case of partial redemption of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.06, Section 3.03(b) and Section 9.04 not involving any transfer.

               (d)  The  Company  shall  not  be  required  (i)  to  issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same series and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Notes of any series or portions thereof called for redemption. The provisions of this Section
          2.05 are, with  respect to  any Global Note,  subject to  Section
          2.11 hereof.

               SECTION 2.06.  Pending the preparation  of definitive  Notes of any series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Notes (printed, lithographed or typewritten) of any authorized denomination, and substantially in the form of the definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every temporary Note of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes of such series. Without unnecessary delay the Company will execute and will furnish definitive Notes of such series and thereupon any or all temporary Notes of such series may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of such series, unless the Company advises the Trustee to the effect that definitive Notes need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Notes of such series shall be entitled to the same benefits under this Indenture as definitive Notes of such series authenticated and delivered hereunder.

               SECTION 2.07.  In  case  any  temporary or  definitive  Note shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon its request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Note of the same series bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Note and of the ownership thereof. The Trustee may authenticate any such substituted Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

               Every Note issued pursuant to the provisions of this Section in substitution for any Note which is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same series duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

               SECTION 2.08. All Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Notes shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company, the Trustee shall deliver to the Company canceled Notes held by the Trustee. In the absence of such request the Trustee may dispose of canceled Notes in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

               SECTION 2.09. Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Notes.

               SECTION 2.10. So long as any of the Notes of any series remain outstanding there may be an Authenticating Agent for any or all such series of Notes which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon exchange, transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Notes by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series except for authentication upon original issuance or pursuant to Section 2.07 hereof. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation which has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and which is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions it shall resign immediately.

               Any Authenticating  Agent may at  any time resign  by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

               SECTION 2.11. (a) If the Company shall establish pursuant to Section 2.01 that the Notes of a particular series are to be issued as a Global Note, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Note which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Notes of such series, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Except as otherwise provided in Section 2.11 of the Indenture, this Note may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository."

               (b) Notwithstanding the provisions of Section 2.05, the Global Note of a series may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to another nominee of the Depository for such series, or to a successor Depository for such series selected or approved by the Company or to a nominee of such successor Depository.

               (c) If at any time the Depository for a series of Notes notifies the Company that it is unwilling or unable to continue as Depository for such series or if at any time the Depository for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this
          Section 2.11 shall no longer be applicable to the Notes of such series and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and deliver Notes of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note of such series in exchange for such Global Note. In addition, the Company may at any time determine that the Notes of any series shall no longer be represented by a Global Note and that the provisions of this
          Section 2.11 shall no longer apply to the Notes of such series. In such event the Company will execute, and subject to Section 2.05, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Notes of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note of such series in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Note Registrar. The Trustee shall deliver such Notes to the Depository for delivery to the persons in whose names such Notes are so registered.


                                    ARTICLE THREE
                   REDEMPTION OF NOTES AND SINKING FUND PROVISIONS

               SECTION 3.01. The Company may redeem the Notes of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section
          2.01 hereof.

               SECTION 3.02. (a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Notes of any series in accordance with the right reserved so to do, it shall give notice of such redemption to holders of the Notes of such series to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Note Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Note of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Notes of such series or any other series. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction.

               Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Notes of that series are to be redeemed, and shall state that payment of the redemption price of such Notes to be redeemed will be made at the office or agency of the Company, upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue and that the redemption is for a sinking fund, if such is the case. If less than all the Notes of a series are to be redeemed, the notice to the holders of Notes of that series to be redeemed in whole or in part shall specify the particular Notes to be so redeemed. In case any Note is to be redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Note, a new Note or Notes of such series in principal amount equal to the unredeemed portion thereof will be issued.

               (b) If less than all the Notes of a series are to be redeemed, the Company shall give the Trustee at least 35 days' notice in advance of the date fixed for redemption (unless the Trustee shall agree to a shorter period) as to the aggregate principal amount of Notes of the series to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and which may provide for the selection of a portion or portions (equal to $1,000 or any integral multiple thereof, subject to Section 2.01(xiii)) of the principal amount of such Notes of a denomination larger than $1,000 (subject as aforesaid), the Notes to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Notes to be redeemed, in whole or in part.

               The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its Chairman of the Board, its President, any Vice President, or Treasurer, instruct the Trustee or any paying agent to call all or any part of the Notes of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Note Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

               SECTION 3.03. (a) If the giving of notice of redemption shall have been completed as above provided, the Notes or portions of Notes of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and interest on such Notes or portions of Notes shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Note or portion thereof. On presentation and surrender of such Notes on or after the date fixed for redemption at the place of payment specified in the notice, said Notes shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.03).

               (b) Upon presentation of any Note of such series which is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the
          Note is presented shall deliver to the holder thereof, at the expense of the Company, a new Note or Notes of the same series, of authorized denominations in principal amount equal to the unredeemed portion of the Note so presented.

               SECTION 3.04.  The provisions  of  Sections 3.04,  3.05  and
          3.06 shall be applicable to any sinking fund for the retirement of Notes of a series, except as otherwise specified as contemplated by Section 2.01 for Notes of such series.

               The minimum amount of any sinking fund payment provided for by the terms of Notes of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Notes of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Notes of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.05. Each sinking fund payment shall be applied to the redemption of Notes of such series as provided for by the terms of Notes of such series.

               SECTION 3.05. The Company (i) may deliver Outstanding Notes of a series (other than any previously called for redemption) and
          (ii) may apply as a credit Notes of a series which have been redeemed either at the election of the Company pursuant to the terms of such Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Notes, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Notes of such series required to be made pursuant to the terms of such Notes as provided for by the terms of such series; provided that such Notes have not been previously so credited. Such Notes shall be received and credited for such purpose by the Trustee at the redemption price specified in such Notes for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

               SECTION 3.06. Not less than 45 days prior to each sinking fund payment date for any series of Notes, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by delivering and crediting Notes of that series pursuant to Section 3.05 and the basis for such credit and will, together with such Officers' Certificate, deliver to the Trustee any Notes to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Notes to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in
          Section 3.02, except that the notice of redemption shall also state that the Notes of such series are being redeemed by operation of the sinking fund and the sinking fund payment date. Such notice having been duly given, the redemption of such Notes shall be made upon the terms and in the manner stated in Section 3.03.


                                     ARTICLE FOUR
                         PARTICULAR COVENANTS OF THE COMPANY

               The Company covenants and agrees for each series of the Notes as follows:

               SECTION 4.01. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Notes of that series at the time and place and in the manner provided herein and established with respect to such Notes.

               SECTION 4.02. So long as any series of the Notes remain outstanding, the Company agrees to maintain an office or agency with respect to each such series, which shall be in the Borough of Manhattan, the City and State of New York or at such other location or locations as may be designated as provided in this
          Section 4.02, where (i) Notes of that series may be presented for payment, (ii) Notes of that series may be presented as hereinabove authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Notes of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its Chairman of the Board, its President, a Vice President or its Treasurer and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands. The Trustee will initially act as Paying Agent for the Notes.

               SECTION 4.03. (a) If the Company shall appoint one or more paying agents for all or any series of the Notes, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this
          Section:

                    (1) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Notes of that series (whether such sums have been paid to it by the Company or by any other obligor of such Notes) in trust for the benefit of the persons entitled thereto;

                    (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Notes) to make any payment of the principal of (and premium, if any) or interest on the Notes of that series when the same shall be due and payable;

                    (3) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

                    (4) that it will perform all other duties of paying agent as set forth in this Indenture.

               (b) If the Company shall act as its own paying agent with respect to any series of the Notes, it will on or before each due date of the principal of (and premium, if any) or interest on Notes of that series, set aside, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Notes of that series until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Notes) to take such action. Whenever the Company shall have one or more paying agents for any series of Notes, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes of that series, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

               (c) Anything in this Section to the contrary notwithstanding, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.04, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

               SECTION 4.04. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

               SECTION 4.05. The Company will not, while any of the Notes remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other company unless the provisions of Article Ten hereof are complied with.


                                     ARTICLE FIVE
                    NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY
                                   AND THE TRUSTEE

               SECTION 5.01. The Company will furnish or cause to be furnished to the Trustee (a) on each regular record date (as defined in Section 2.03) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Notes as of such regular record date, provided, that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, no such list need be furnished for any series for which the Trustee shall be the Note Registrar.

               SECTION 5.02. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of holders of Notes received by the Trustee in its capacity as Note Registrar (if acting in such capacity).

               (b) The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

               (c) In case three or more holders of Notes of a series (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes of such series or holders of all Notes with respect to their rights under this Indenture or under such Notes, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

                    (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this
               Section 5.02; or

                    (2) inform such applicants as to the approximate number of holders of Notes of such series or of all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this
               Section 5.02, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

               (d) If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each holder of such series or of all Notes, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission"), together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes of such series or of all Notes, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

               (e) Each and every holder of the Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subsection (c) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (c).

               SECTION 5.03. (a) The Company covenants and agrees to file with the Trustee, within 30 days after the Company is required to file the same with the Commission, a copy of the annual reports and of the information, documents and other reports (or a copy of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to
          Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

               (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

               (c) The Company covenants and agrees to transmit by mail, first class postage prepaid, or reputable over-night delivery service which provides for evidence of receipt, to the Noteholders, as their names and addresses appear upon the Note Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

               (d) The Company covenants and agrees to furnish to the Trustee, on or before May 15 in each calendar year in which any of the Notes are outstanding, or on or before such other day in each calendar year as the Company and the Trustee may from time to time agree upon, a certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

               SECTION 5.04. (a) On or before July 15 in each year in which any of the Notes are outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Noteholders, as their names and addresses appear upon the Note Register, a brief report dated as of the preceding May 15, with respect to any of the following events which may have occurred within the previous twelve months (but if no such event has occurred within such period no report need be transmitted):

                    (1) any change to its eligibility under Section 7.09, and its qualifications under Section 7.08;

                    (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Subsection 310 of the Trust Indenture Act;

                    (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee if such advances so remaining unpaid aggregate more than 1/2 of 1% of the principal amount of the Notes outstanding on the date of such report;

                    (4) any change to the amount, interest rate, and maturity date of all other indebtedness owing by the Company, or by any other obligor on the Notes, to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except any indebtedness based upon a creditor relationship arising in any manner described in Section 7.13;

                    (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                    (6) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration thereof, if any) which it has not previously reported;

                    (7) any additional issue of Notes which the Trustee has not previously reported; and

                    (8) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Notes or the Notes of any series, except any action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of
               Section 6.07.

               (b) The Trustee shall transmit by mail, first class postage prepaid, to the Noteholders, as their names and addresses appear upon the Note Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Notes of any series on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection if such advances remaining unpaid at any time aggregate more than 10% of the principal amount of Notes of such series outstanding at such time, such report to be transmitted within 90 days after such time.

               (c) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with the Company, with each stock exchange upon which any Notes are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when any Notes become listed on any stock exchange.


                                     ARTICLE SIX
                       REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                                 ON EVENT OF DEFAULT

               SECTION 6.01. (a) Whenever used herein with respect to Notes of a particular series, "Event of Default" means any one or more of the following events which has occurred and is continuing:

                    (1) default in the payment of any installment of interest upon any of the Notes of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

                    (2) default in the payment of the principal of (or premium, if any, on) any of the Notes of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise;

                    (3) default in the payment of any sinking fund obligation with respect to any of the Notes of that series established with respect to that series, and continuance of such default for a period of 30 days;

                    (4) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company with respect to that series contained in such Notes or otherwise established with respect to that series of Notes pursuant to Section 2.01 hereof or contained in this Indenture (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of one or more series of Notes other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes of that series at the time outstanding;

                    (5)  a decree  or order by a  court having jurisdiction
               in the premises shall have been entered adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued unvacated and unstayed for a period of 90 consecutive days; or an involuntary case shall be commenced under such Code in respect of the Company and shall continue undismissed for a period of 90 consecutive days or an order for relief in such case shall have been entered; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 consecutive days;

                    (6) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking liquidation or reorganization under the Federal Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors; or

                    (7) the occurrence of any other Event of Default with respect to Notes of such series, as contemplated by Section
               2.01 hereof.

               (b) In each and every such case, unless the principal of all the Notes of that series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes of that series then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Noteholders), may declare the principal of all the Notes of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Notes of that series or established with respect to that series pursuant to Section 2.01 hereof to the contrary notwithstanding.

               (c) Section 6.01(b), however, is subject to the condition that if, at any time after the principal of the Notes of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the
          Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes of that series and the principal of (and premium, if any, on) any and all Notes of that series which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and any and all defaults under the Indenture, other than the nonpayment of principal on Notes of that series which shall not have become due by their terms, shall have been remedied or waived as provided in
          Section 6.06, then and in every such case the holders of a majority in aggregate principal amount of the Notes of that series then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences with respect to that series of Notes; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

               (d) In case the Trustee shall have proceeded to enforce any right with respect to Notes of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

               SECTION 6.02. (a) The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Notes of a series, or any payment required by any sinking or analogous fund established with respect to that series as and when the same shall have become due and payable, and such default shall have continued for a period of 30 days, or
          (2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Notes of a series when the same shall have become due and payable, whether upon maturity of the Notes of a series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes of that series, the whole amount that then shall have become due and payable on all such Notes for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law and without duplication of any other amounts paid by the Company in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Notes of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

               (b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes of that series and collect in the manner provided by law out of the property of the Company or other obligor upon the Notes of that series wherever situated the monies adjudged or decreed to be payable.

               (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or other judicial proceedings affecting the Company, any other obligor on such Notes, or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Notes of such series allowed for the entire amount due and payable by the Company or such other obligor under the Indenture at the date of institution of such proceedings and for any additional amount which may become due and payable by the Company or such other obligor after such date, and to collect and receive any monies or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Notes of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Noteholders, to pay to the Trustee any amount due it under Section 7.06.

               (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Notes of that series, may be enforced by the Trustee without the possession of any of such Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the holders of the Notes of such series.

               In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

               SECTION 6.03. Any monies collected by the Trustee pursuant to Section 6.02 with respect to a particular series of Notes shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal (or premium, if any) or interest, upon presentation of the several Notes of that series, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                    FIRST:    To  the  payment  of costs  and  expenses  of
               collection and  of all amounts payable to  the Trustee under
               Section 7.06;

                    SECOND:   To the  payment of  the amounts then  due and
               unpaid upon Notes of such series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

                    THIRD:    To the Company.

               SECTION 6.04. No holder of any Note of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to Notes of such series specifying such Event of Default, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by the taker and holder of every Note of such series with every other such taker and holder and the Trustee, that no one or more holders of Notes of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes of such series. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               Notwithstanding any other provisions of this Indenture, however, the right of any holder of any Note to receive payment of the principal of (and premium, if any) and interest on such Note, as therein provided, on or after the respective due dates expressed in such Note (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder.

               SECTION 6.05. (a) All powers and remedies given by this Article to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any others thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Notes.

               (b) No delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

               SECTION 6.06.  The   holders  of  a  majority  in  aggregate
          principal amount of the Notes of any series at the time outstanding, determined in accordance with Section 8.04, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of holders of Notes of any other series at the time outstanding determined in accordance with Section 8.04 not parties thereto. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, determined in accordance with
          Section 8.04, may on behalf of the holders of all of the Notes of such series waive any past default in the performance of any of the covenants contained herein or established pursuant to Section
          2.01 with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Notes of that series as and when the same shall become due by the terms of such Notes otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee (in accordance with Section 6.01(c))) or a call for redemption of Notes of that series. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Notes of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


               SECTION 6.07. The Trustee shall, within 90 days after the occurrence of a default with respect to a particular series, transmit by mail, first class postage prepaid, to the holders of Notes of that series, as their names and addresses appear upon the Note Register, notice of all defaults with respect to that series known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice (the term "defaults" for the purposes of this Section being hereby defined to be the events specified in subsections (1), (2), (3), (4),
          (5), (6) and (7) of Section 6.01(a), not including any periods of grace provided for therein and irrespective of the giving of notice provided for by subsection (4) of Section 6.01(a)); provided, that, except in the case of default in the payment of the principal of (or premium, if any) or interest on any of the Notes of that series or in the payment of any sinking or analogous fund installment established with respect to that series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of Notes of that series; provided further, that in the case of any default of the character specified in Section 6.01(a)(4) with respect to Notes of such series no such notice to the holders of the Notes of that series shall be given until at least 30 days after the occurrence thereof.

               The Trustee shall not be deemed to have knowledge of any default, except (i) a default under subsection (a)(1), (a)(2) or
          (a)(3) of Section 6.01 as long as the Trustee is acting as paying agent for such series of Notes or (ii) any default as to which the Trustee shall have received written notice or a Responsible Officer charged with the administration of this Indenture shall have obtained written notice.

               SECTION 6.08. All parties to this Indenture agree, and each holder of any Notes by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding more than 10% in aggregate principal amount of the outstanding Notes of any series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note of such series, on or after the respective due dates expressed in such Note or established pursuant to this Indenture.


                                    ARTICLE SEVEN
                                CONCERNING THE TRUSTEE

               SECTION 7.01. (a) The Trustee, prior to the occurrence of an Event of Default with respect to Notes of a series and after the curing of all Events of Default with respect to Notes of that series which may have occurred, shall undertake to perform with respect to Notes of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default with respect to Notes of a series has occurred (which has not been cured or waived), the Trustee shall exercise with respect to Notes of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (1) prior to the occurrence of an Event of Default with respect to Notes of a series and after the curing or waiving of all such Events of Default with respect to that series which may have occurred:

                         (i) the duties and obligations of the Trustee shall with respect to Notes of such series be determined solely by the express provisions of this
                    Indenture, and the Trustee shall not be liable with respect to Notes of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (ii) in the  absence of bad  faith on the  part of
                    the Trustee, the Trustee may with respect to Notes of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                    (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                    (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes of any series at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes of that series; and

                    (4) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trustee reasonably believes that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

               SECTION 7.02.  Except as otherwise provided in Section 7.01:

               (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, demand, approval, bond, security or other paper or document believed by it (i) to be genuine and (ii) to have been signed or presented by the proper party or parties;

               (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by the Chairman of the Board, the President, any Vice President or the Treasurer and by the Secretary or an Assistant Secretary (unless other evidence in respect thereof is specifically prescribed herein);

               (c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

               (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a series of the Notes (which has not been cured or waived) to exercise with respect to Notes of that series such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

               (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, demand, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the outstanding Notes of the particular series affected thereby (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand. Notwithstanding the foregoing, the Trustee, in its direction, may make such further inquiry or investigation into such facts or matters as it may see fit. In making any investigation required or authorized by this subparagraph, the Trustee shall be entitled to examine books, records and premises of the Company, personally or by agent or attorney;

               (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (h) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

               SECTION 7.03. (a) The recitals contained herein and in the Notes (other than the Certificate of Authentication on the Notes) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

               (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.

               (c) The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, or for the use or application of any monies paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any monies received by any paying agent other than the Trustee.

               SECTION 7.04. The Trustee or any paying agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Note Registrar.

               SECTION 7.05. Subject to the provisions of Section 11.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any monies received by it hereunder except such as it may agree with the Company to pay thereon.

               SECTION 7.06. (a) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and agents and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.

               (c) The provisions of this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor trustee.

               SECTION 7.07. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

               SECTION 7.08. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

               SECTION 7.09. There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million dollars, and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
          Section 7.10.

               SECTION 7.10. (a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Notes of one or more series by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Noteholders of such series, as their names and addresses appear upon the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Notes of such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Notes of such series, or any Noteholder of that series who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

               (b)  In case at any time any of the following shall occur:

                    (1) the Trustee shall fail to comply with the provisions of Section 7.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or

                    (2) The Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

                    (3)  the Trustee  shall become incapable  of acting, or
               shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

          then, in any such case, the Company may remove the Trustee with respect to all Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, unless the Trustee's duty to resign is stayed as provided herein, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

               (c) The holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding may at any time remove the Trustee with respect to such series and appoint a successor trustee.

               (d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Notes of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

               (e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Notes of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Notes of any particular series.

               SECTION 7.11. (a) In case of the appointment hereunder of a successor trustee with respect to all Notes, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

               (b) In case of the appointment hereunder of a successor trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Notes of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor trustee relates; but, on request of the Company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor trustee relates.

               (c) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or
          (b) of this Section, as the case may be.

               (d) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

               (e) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Noteholders, as their names and addresses appear upon the Note Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

               SECTION 7.12. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

               SECTION 7.13. If and when the Trustee shall become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against the Company (or any obligor upon the Notes).


                                    ARTICLE EIGHT
                              CONCERNING THE NOTEHOLDERS

               SECTION 8.01. Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Notes of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Notes of that series in person or by agent or proxy appointed in writing.

               If the Company shall solicit from the Noteholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for such series for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of outstanding Notes of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Notes of that series shall be computed as of the record date; provided that no such authorization, agreement or consent by such Noteholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

               SECTION 8.02. Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Noteholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any person of any of the Notes shall be sufficient if made in the following manner:

               (a) The fact and date of the execution by any such person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

               (b) The ownership of Notes shall be proved by the Note Register of such Notes or by a certificate of the Note Registrar thereof.

               (c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

               SECTION 8.03. Prior to the due presentment for registration of transfer of any Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the person in whose name such Note shall be registered upon the books of the Company as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

               SECTION 8.04. In determining whether the holders of the requisite aggregate principal amount of Notes of a particular series have concurred in any direction, consent or waiver under this Indenture, Notes of that series which are owned by the Company or any other obligor on the Notes of that series or by any person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Notes of that series shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes of such series which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

               SECTION 8.05. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular series specified in this Indenture in connection with such action, any holder of a Note of that series which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Notes of that series.


                                     ARTICLE NINE
                               SUPPLEMENTAL INDENTURES

               SECTION 9.01. In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Noteholders, for one or more of the following purposes:

               (a) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company contained herein or otherwise established with respect to the Notes; or

               (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of the Notes of all or any series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the Notes of such series to waive such default; or

               (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions of this Indenture and shall not adversely affect the interests of the holders of the Notes of any series; or

               (d) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Note outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

               (e) to establish the form or terms of Notes of any series as permitted by Section 2.01.

               The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

               Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of
          Section 9.02.

               SECTION 9.02.  With  the consent  (evidenced as  provided in
          Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Notes of each series affected by such supplemental indenture or indentures at the time outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes of such series under this Indenture; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Note then outstanding and affected thereby.

               Upon the request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

               It shall not be necessary for the consent of the Noteholders of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

               Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Noteholders of all series affected thereby as their names and addresses appear upon the Note Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

               SECTION 9.03. Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of
          Section 10.01, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

               SECTION 9.04. Notes of any series, affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.01, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of that series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes of that series then outstanding.

               SECTION 9.05.  The  Trustee, subject  to  the provisions  of
          Section 7.01, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.


                                     ARTICLE TEN
                            CONSOLIDATION, MERGER AND SALE

               SECTION 10.01. Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of all or substantially all of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company or its successor or successors) authorized to acquire and operate the same; provided, however, the Company hereby covenants and agrees that, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment of the principal of (premium, if any) and interest on all of the Notes of all series in accordance with the terms of each series, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture with respect to each series or established with respect to such series pursuant to Section 2.01 to be kept or performed by the Company, shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such property.

               SECTION 10.02. (a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes of all series outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture or established with respect to each series of the Notes pursuant to
          Section 2.01 to be performed by the Company with respect to each series, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or any other predecessor obligor on the Notes, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the predecessor Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

               (b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

               (c) Nothing contained in this Indenture or in any of the Notes shall prevent the Company from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other corporation (whether or not affiliated with the Company).

               SECTION 10.03. The Trustee,  subject  to the  provisions  of
          Section 7.01, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.


                                    ARTICLE ELEVEN
                       DEFEASANCE AND CONDITIONS TO DEFEASANCE

               SECTION 11.01. Notes  of  a   series  may  be   defeased  in
          accordance with their terms and, unless the Company Order or supplemental indenture establishing the series otherwise provides, in accordance with this Article.

               The Company at any time may terminate as to a series all of its obligations for such series under this Indenture ("legal defeasance option"). The Company at any time may terminate as to a series its obligations, if any, under any restrictive covenant which may be applicable to a particular series ("covenant
          defeasance  option").    However,  in   the  case  of  the  legal
          defeasance option, the Company's obligations in Sections 2.05, 2.07, 4.02, 7.06, 7.10 and 11.04 shall survive until the Notes of the series are no longer outstanding; thereafter the Company's obligations in Section 7.10 shall survive.

               The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenant which may be applicable to a particular series so defeased under the terms of the series.

               The Trustee upon request shall acknowledge in writing the discharge of those obligations that the Company terminates.

               The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

                    (1) The Company irrevocably deposits in trust with the Trustee or another trustee money or Governmental Obligations or a combination of money and Governmental Obligations;

                    (2) The Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited Governmental Obligations with out reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes of the series to maturity or redemption, as the case may be;

                    (3)  immediately  after the deposit  no Default exists;
               and

                    (4) the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance.

               In the event the Company exercises its option to effect a covenant defeasance with respect to the Notes of any series as described above and the Notes of that series are thereafter declared due and payable because of the occurrence of any Event of Default other than the Event of Default caused by failing to comply with the covenants which are defeased, the amount of money and securities on deposit with the Trustee would be sufficient to pay amounts due on the Notes of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the Notes of that series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

               SECTION 11.02. All monies or Governmental Obligations deposited with the Trustee pursuant to Section 11.01 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular series of Notes for the payment or redemption of which such monies or Governmental Obligations have been deposited with the Trustee.

               SECTION 11.03. In connection with the satisfaction and discharge of this Indenture all monies or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such monies or Governmental Obligations.

               SECTION 11.04. Any monies or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of or premium or interest on the Notes of a particular series that are not applied but remain unclaimed by the holders of such Notes for at least two years after the date upon which the principal of (and premium, if any) or interest on such Notes shall have respectively become due and payable, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, shall be repaid to the Company on May 31 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such monies or Governmental Obligations, and the holder of any of the Notes entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof.

               SECTION 11.05. In connection with any satisfaction and discharge of this Indenture pursuant to this Article Eleven, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent in this Indenture provided for relating to such satisfaction and discharge have been complied with.


                                    ARTICLE TWELVE
                  IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                                    AND DIRECTORS

               SECTION 12.01. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Notes.


                                   ARTICLE THIRTEEN
                               MISCELLANEOUS PROVISIONS

               SECTION 13.01. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

               SECTION 13.02. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

               SECTION 13.03. The Company by instrument in writing executed by authority of two-thirds of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company under this Indenture and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

               SECTION 13.04. Except as otherwise expressly provided herein any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Company may be given or served by being deposited first class postage prepaid in a post office letter box addressed (until another address is filed in writing by the Company with the Trustee), as follows: Appalachian Power Company, 40 Franklin Road, Roanoke, Virginia 24022, with a copy to the Company in care of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, Attention:
          Treasurer. Any notice, election, request or demand by the Company or any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

               SECTION 13.05. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

               SECTION 13.06. (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

               (b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture (other than the certificate provided pursuant to Section 5.03(d) of this Indenture) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition;
          (2)  a brief  statement  as  to  the  nature  and  scope  of  the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

               SECTION 13.07. Except as provided pursuant to Section 2.01 pursuant to a Company Order, or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Note or the date of redemption of any Note shall not be a business day then payment of interest or principal (and premium, if any) may be made on the next succeeding business day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

               SECTION 13.08. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act, such imposed duties shall control.

               SECTION 13.09. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               SECTION 13.10. In case any one or more of the provisions contained in this Indenture or in the Notes of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

               SECTION 13.11. The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

               Bankers Trust Company, as Trustee, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        APPALACHIAN POWER COMPANY


                                        By___________________
                                          Treasurer

          Attest:


          By_____________________
            Assistant Secretary


                                        BANKERS TRUST COMPANY,
                                             as Trustee


                                        By________________________
                                          Vice President

          Attest:


          By_____________________
            Trust Officer



          State of Ohio       }
          County of Franklin, }   ss:


               On this ____ day of __________, 199_, personally appeared before me, a Notary Public within and for said County in the State aforesaid, ______________ and ________________, to me known and known to me to be respectively the Treasurer and an Assistant Secretary of APPALACHIAN POWER COMPANY, one of the corporations named in and which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Treasurer and Assistant Secretary for and on behalf of said corporation and that the same is their free act and deed as such Treasurer and Assistant Secretary, respectively, and the free and corporate act and deed of said corporation.

               In Witness Whereof, I have hereunto set my hand and notarial seal this ____ day of __________, 199_.

          [Notarial Seal]


                                   ____________________________
                                   Notary Public, State of ________
                                   My Commission Expires: ________




          State of ________   }
          County of _______   }  ss:

               Be it remembered, that on this ____ day of __________, 199_, personally appeared before me the undersigned, a Notary Public within and for said County and State, Bankers Trust Company, one of the corporations named in and which executed the foregoing instrument, by _____________ one of its Vice Presidents, and by ________________, one of its Trust Officers, to me known and known by me to be such Vice President and Trust Officer, respectively, who severally duly acknowledged the signing and sealing of the foregoing instrument to be their free act and voluntary deed, and the free act and voluntary deed of each of them as such Vice President and Trust Officer, respectively, and the free act and voluntary deed of said corporation, for the uses and purposes therein expressed and mentioned.

               In Witness Whereof, I have hereunto set my hand and notarial seal this ____ day of __________, 199_.

          [Notarial Seal]


                                   ____________________________________
                                   Notary Public, State of ________
                                   My Commission Expires: ________